                                                                   Exhibit 10.1
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                         CREDIT AGREEMENT PROVIDING FOR
                                        A
                                U.S. $25,000,000
                            REVOLVING CREDIT FACILITY

                             TO BE MADE AVAILABLE TO
                               CHILES OFFSHORE LLC

                                   ARRANGED BY

                     NEDERLANDSE SCHEEPSHYPOTHEEK BANK N.V.
                                       and
                            MEESPIERSON CAPITAL CORP.



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                                 April 29, 1998

                                      INDEX

                                                                                                   PAGE


SECTION 1  DEFINITIONS ........................................................................      1

         1.1           Defined Terms...........................................................      1
         1.2           ........................................................................     13
         1.3           ........................................................................     13

SECTION 2  REPRESENTATIONS AND WARRANTIES......................................................     13

         2.1           ........................................................................     13
         2.1(a)        Due Organization and Power..............................................     13
         2.1(b)        Authorization and Consents..............................................     14
         2.1(c)        Binding Obligations.....................................................     14
         2.1(d)        No Violation............................................................     14
         2.1(e)        Litigation..............................................................     14
         2.1(f)        No Default..............................................................     14
         2.1(g)        Units...................................................................     14
         2.1(h)        Insurance...............................................................     15
         2.1(i)        Financial Information...................................................     15
         2.1(j)        Tax Returns.............................................................     15
         2.1(k)        ERISA...................................................................     15
         2.1(l)        Chief Executive Office..................................................     16
         2.1(m)        Foreign Trade Control Regulations.......................................     16
         2.1(n)        Equity Ownership........................................................     16
         2.1(o)        Environmental Matters and Claims........................................     16
         2.1(p)        Indenture...............................................................     18
         2.1(q)        Survival................................................................     18

SECTION 3  ADVANCES    ........................................................................     18

         3.1(a)        Purposes................................................................     18
         3.1(b)        Making of the Advances..................................................     18
         3.1(c)        Maximum Number of Advances..............................................     18

         3.2           Drawdown Notice.........................................................     18
         3.3           Effect of Drawdown Notices..............................................     19
         3.4           Notation of Advances....................................................     19

SECTION 4  CONDITIONS  ........................................................................     19

         4.1           Conditions Precedent to Drawdown
                         of the Initial Advance................................................     19
         4.2           Further Conditions Precedent............................................     23
         4.3           Breakfunding Costs......................................................     23
         4.4           Satisfaction After Drawdown.............................................     23

SECTION 5  REPAYMENT, REDUCTION AND PREPAYMENT.................................................     24

         5.1           Repayment...............................................................     24
         5.2           Prepayments; Reborrowing................................................     24
         5.3           Optional Permanent Reduction of
                         Credit Facility.......................................................     24
         5.4           Interest and Costs with Prepayments.....................................     24

SECTION 6  INTEREST AND RATE...................................................................     24

         6.1           Applicable Rate; Default Rate...........................................     24
         6.2           Interest Periods........................................................     25
         6.3           Interest Payments.......................................................     25
         6.4           Payment on Banking Day..................................................     25
         6.5           Calculation of Interest.................................................     25

SECTION 7  PAYMENTS    ........................................................................     25

         7.1           Place of Payments, No Set Off...........................................     25
         7.2           Proof of Withholding....................................................     26
         7.3           Tax Credits.............................................................     26

SECTION 8 EVENTS OF DEFAULT....................................................................     27

         8.1(a)        Non-Payment of Principal................................................     27
         8.1(b)        Non-Payment of Interest or Other Amounts................................     27
         8.1(c)        Representations.........................................................     27
         8.1(d)        Mortgage................................................................     27
         8.1(e)        Covenants...............................................................     27

         8.1(f)        Indebtedness............................................................     27
         8.1(g)        Indenture Default.......................................................     28
         8.1(h)        Equity Ownership........................................................     28
         8.1(i)        Bankruptcy..............................................................     28
         8.1(j)        Termination of Operations;
                         Sale of Assets........................................................     28
         8.1(k)        Judgments...............................................................     28
         8.1(l)        Inability to Pay Debts..................................................     29
         8.1(m)        Change in Control.......................................................     29

         8.2           Indemnification.........................................................     30
         8.3           Application of Moneys...................................................     30

SECTION 9 COVENANTS    ........................................................................     31

         9.1           ........................................................................     31
         9.1(A)(i)     Performance of Agreements...............................................     31
         9.1(A)(ii)    Notice of Default, Etc..................................................     31
         9.1(A)(iii)   Obtain Consents.........................................................     31
         9.1(A)(iv)    Financial Information...................................................     31
         9.1(A)(v)     Existence...............................................................     32
         9.1(A)(vi)    Books and Records.......................................................     33
         9.1(A)(vii)   Taxes and Assessments...................................................     33
         9.1(A)(viii)  Inspection..............................................................     33
         9.1(A)(ix)    Compliance with Statutes, etc...........................................     33
         9.1(A)(x)     Environmental Matters...................................................     33
         9.1(A)(xi)    ERISA...................................................................     34
         9.1(A)(xii)   Delivery of Second Unit.................................................     34
         9.1(A)(xiii)  Permanent Registration..................................................     34
         9.1(A)(xiv)   Brokerage Commissions, etc..............................................     35
         9.1(B)(i)     Liens...................................................................     35
         9.1(B)(ii)    Change in Business......................................................     36
         9.1(B)(iii)   Sale or Pledge of Membership
                        Interests..............................................................     36
         9.1(B)(iv)    Sale of Assets..........................................................     36
         9.1(B)(v)     Changes in Offices or Names.............................................     36
         9.1(B)(vi)    Consolidation and Merger................................................     36
         9.1(B)(vii)   Limitation on Restricted
                        Payments...............................................................     36
         9.1(B)(viii)  Limitation on Call of Notes.............................................     37
         9.1(B)(ix)    Amendment of Indenture..................................................     37

         9.1(C)(i)     Loans and Advances......................................................     37
         9.1(C)(ii)    Guarantees, etc.........................................................     37
         9.1(C)(iii)   Use of Corporate Funds..................................................     37
         9.1(C)(iv)    Issuance of Membership Interests........................................     37

         9.2           Unit Valuation..........................................................     37
         9.3           Asset Maintenance.......................................................     38
         9.4           Reduction of Collateral.................................................     38
         9.5           Inspection and Survey Reports...........................................     39

SECTION 10  ASSIGNMENT.........................................................................     39

SECTION 11  ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC..................................     39

         11.1          Illegality..............................................................     39
         11.2          Increased Costs.........................................................     40
         11.3          Nonavailability of Funds................................................     41
         11.4          Lender's Certificate Conclusive.........................................     41
         11.5          Compensation for Losses.................................................     41

SECTION 12  CURRENCY INDEMNITY.................................................................     42

         12.1          Currency Conversion.....................................................     42
         12.2          Change in Exchange Rate.................................................     42
         12.3          Additional Debt Due.....................................................     42
         12.4          Rate of Exchange........................................................     42

SECTION 13  FEES AND EXPENSES..................................................................     42

         13.1          Commitment Fee..........................................................     42
         13.2          Agency Fee..............................................................     43
         13.3          Arrangement Fee.........................................................     43
         13.4          Other Fees..............................................................     43
         13.5          Expenses................................................................     43

SECTION 14  APPLICABLE LAW, JURISDICTION AND WAIVER............................................     44

         14.1          Applicable Law..........................................................     44
         14.2          Jurisdiction ...........................................................     44
         14.3          WAIVER OF JURY TRIAL....................................................     44

SECTION 15  THE AGENTS.........................................................................     45

         15.1(a)       Appointment of Agents...................................................     45
         15.1(b)       Appointment of Security Trustee.........................................     45
         15.2          Distribution of Payments................................................     45
         15.3          Holder of Interest in Note..............................................     46
         15.4          No Duty to Examine, Etc.................................................     46
         15.5          Agents as Lenders.......................................................     46
         15.6(a)       Obligations of Agents...................................................     46
         15.6(b)       No Duty to Investigate..................................................     46
         15.7(a)       Discretion of Agents....................................................     46
         15.7(b)       Instructions of Majority Lenders........................................     46
         15.8          Assumption re Event of Default..........................................     47
         15.9          No Liability of Agents or Lenders.......................................     47
         15.10         Indemnification of Agents...............................................     48
         15.11         Consultation with Counsel...............................................     48
         15.12         Resignation of Administrative Agent.....................................     48
         15.13         Representations of Lenders..............................................     49
         15.14         Notification of Event of Default........................................     49

SECTION 16  NOTICES AND DEMANDS................................................................     49

         16.1          Notices.................................................................     49

SECTION 17  MISCELLANEOUS......................................................................     50

         17.1          Time of Essence.........................................................     50
         17.2          Unenforceable, etc., Provisions - Effect................................     50
         17.3          References..............................................................     50
         17.4          Further Assurances......................................................     50
         17.5          Prior Agreements, Merger................................................     50
         17.6          Entire Agreement, Amendments............................................     51
         17.7          Indemnification.........................................................     51
         17.8          Headings................................................................     51

SCHEDULE

         1             The Lenders and the Commitments
         2             The Guarantors


EXHIBITS                            CONTENTS

         1             Form of Promissory Note
         2             Form of Guaranty
         3             Form of Mortgage
         4             Form of Earnings Assignment
         5             Form of Insurances Assignment
         6             Form of Drawdown Notice
         7             Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is made as of the 29th day of April, 1998, by and among (1) CHILES OFFSHORE LLC, a limited liability company organized under the laws of the State of Delaware with offices at 11200 Westheimer, Suite 410, Houston, Texas (the "Borrower"), (2) NEDERLANDSE SCHEEPSHYPOTHEEK BANK N.V. ("Nedship") and MEESPIERSON CAPITAL CORP. ("MeesPierson"), as co-arrangers (the "Arrangers"), (3) the banks and financial institutions whose names and addresses are set out in Schedule 1 (together, the "Lenders", each a "Lender"); (4) Nedship, as documentation agent (the "Documentation Agent") and security trustee (the "Security Trustee") for the Lenders, and (5) MeesPierson, as administrative and paying agent (the "Administrative Agent", and, together with the Documentation Agent, the "Agents") for the Lenders.

                                WITNESSETH THAT:

1.       DEFINITIONS

1.1 In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"                    means Arthur Anderson & Co. L.L.P., or such other recognized international accounting firm selected by the Borrower
                                                and approved by the Agent, such approval not to be unreasonably withheld;

"Advance(s)"                                    means any amount advanced to the Borrower hereunder or (as the context may require) the aggregate amount of all such advances for the time being outstanding;

"Affiliate"                                     means with respect to any Person, any other Person directly or indirectly controlled by or under common control with such
                                                Person.  For the purposes of this definition, "control"
                                                (including, with correlative meanings, the terms

                                                "controlled by" and "under common control with") as applied to any
                                                Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that
                                                Person whether through ownership of voting securities or by contract or otherwise;

"Agreement"                                     means this Agreement, as the same shall be amended, modified or supplemented from time to time;

"Applicable Rate"                               means any rate of interest on the Advances from time to time applicable pursuant to Section 6.1;

"Assignment and Assumption
  Agreement(s)"                                 means the Assignment and Assumption Agreement(s) executed
                                                pursuant to Section 10 substantially in the form set out in
                                                Exhibit 7;

"Assignment Notices"                            means (i) notices with respect to the Earnings Assignments substantially in the form set out in Exhibit 1 thereto; and

                                                (ii) notices with respect to the Insurances Assignments
                                                substantially in the form set out in Exhibit 3 thereto;

"Assignments"                                   means the Earnings Assignments and the Insurances Assignments;

"Banking Day(s)"                                means day(s) on which banks are open for the
                                                transaction of business in London, England, New York, New
                                                York and Rotterdam, The Netherlands;

"Builder"                                       AMFELS, Inc., a Texas corporation;

"Change of Control"                             means (a) any "person" (as such term is used in Sections 13(d)
                                                and 14(d) of the Exchange Act) (other than SEACOR Offshore Rigs
                                                Inc. or its Affiliates) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 45% of the total voting power of the
                                                Borrower or (b) the Management Committee of the Borrower ceases to consist of a majority of the existing managers as of the date of this Agreement or managers elected by such existing managers;

"Chiles Finance"                                means Chiles Offshore Finance Corp., a Delaware corporation;

"Classification Society"                        shall mean a member of the International Association of
                                                Classification Societies with whom the Units are entered and who conducted periodic physical surveys and/or inspections of the Units;

"Code"                                          means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                                    means all property or other assets, real or personal,
                                                tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee for the benefit of the Creditors have been granted a security interest pursuant to a Security
                                                Document;

"Commitment(s)"                                 means in relation to a Lender, the portion of the Credit
                                                Facility set out opposite its name on Schedule 1 or, as the case may be, in any relevant Assignment and

                                                Assumption Agreement, as reduced from time to time pursuant to the terms of this Agreement;

"Compliance Certificate"                        means a certificate certifying the compliance by the Borrower with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the Chief
                                                Financial Officer of the Borrower to the Agents from time to time pursuant to Section 9.1(A)(iv) in such form as the Administrative
                                                Agent may agree;

"Credit Facility"                               means the sums to be advanced by the Lenders to the
                                                Borrower pursuant to this Agreement in an aggregate amount not to exceed at any one time outstanding Twenty-Five Million
                                                Dollars ($25,000,000), as such amount shall be reduced from time to time pursuant to this Agreement;

"Credit Facility Balance"                       means the Dollar amount of the Advances at
                                                any relevant time then outstanding as reduced by
                                                payments pursuant to the terms of this Agreement;

"Credit Facility Period"                        means the period from the date of this
                                                Agreement to the date on which all amounts owing under the
                                                Credit Facility and all other amounts owing to the Creditors pursuant to this Agreement, the Note and the Security Documents become repayable and are repaid in full;

"Creditors"                                     means the Arrangers, the Agents, the Security Trustee and the
                                                Lenders;

"Default Rate"                                  shall have the meaning ascribed thereto in Section 6.1;

"Dollars" and the                               means the legal currency, at any relevant time
 sign "$"                                       hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New
                                                York Clearing House Interbank Payments System (or such other
                                                Dollar funds as may be determined by the Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Dates"                                means the dates, each being a Banking Day falling not
                                                later than the day immediately preceding the Maturity Date, upon which the Borrower has requested that an Advance be
                                                made available to the Borrower as provided in Section 3;

"Drawdown Notice"                               shall have the meaning ascribed thereto in Section 3.2;

"Earnings Assignments"                          means assignments in respect of the earnings of
                                                each Unit from any and all sources to be executed by the
                                                relevant Guarantor in favor of the Security Trustee pursuant to
                                                Section 4.1(d) substantially in the form set out in Exhibit 4;

"Environmental Affiliate"                       means any person or entity, the liability of which
                                                for Environmental Claims any Security Party or Subsidiary of
                                                any Security Party may have assumed by contract or operation of law;

"Environmental Approvals"                       shall have the meaning ascribed thereto in Section 2.1(o);

"Environmental Claim(s)"                        shall have the meaning ascribed thereto in Section 2.1(o);

"Environmental Laws"                            shall have the meaning ascribed thereto in Section 2.1(o);

"ERISA"                                         means the Employment Retirement Income Security Act of 1974, as amended;

"ERISA Affiliate"                               means a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Code;

"Events of Default"                             means any of the events set out in Section 8.1;

"Exchange Act"                                  shall mean the Securities and Exchange Act of 1934, as amended;

"Fee Letter"                                    means the letter dated of even date herewith and
                                                entered into by and among the Borrower and the Arrangers in respect of the fees referred to therein;

"First Unit"                                    means the "Chiles Columbus", a LeTourneau designed
                                                Enhanced 116 class jackup rig with 350 foot water depth, to be built at the Builder's Brownsville, Texas yard, and
                                                anticipated to be delivered in April, 1999 and to be registered in the name of the relevant Guarantor under Panamanian flag;

"FMV"                                           with respect to a Unit, means fair market value as determined in accordance with Section 9.2;

"GAAP"                                          shall have the meaning ascribed thereto in Section 1.3;

"Guarantor(s)"                                  means each of the companies listed in Schedule 2 as Guarantors;

"Guaranty"                                      means the guaranty to be executed by each Guarantor in
                                                respect of the obligations of the Borrower under this
                                                Agreement and under the Note in favor of the Security Trustee pursuant to Section 4.l(d) substantially in the form set
                                                out in Exhibit 2;

"Indebtedness"                                  means, with respect to any Person at any date of determination
                                                (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and
                                                (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed


                                                by such Person to the extent such indebtedness is guaranteed by such Person.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all
                                                unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the
                                                occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any
                                                indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of  the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Indenture"                                     means the Indenture executed or to be executed by and among the
                                                Borrower, Chiles Finance, certain subsidiary guarantors
                                                therein described and the Trustee as trustee for certain
                                                noteholders in respect of the issuance by the Borrower of
                                                $110,000,000 of 10% Senior Notes due 2008;

"Insurances Assignments"                        means assignments in respect of the insurances of
                                                the Units to be executed by the respective Guarantor owning same in favor of the Security Trustee pursuant to Section 4.1(d)
                                                substantially in the form set out in Exhibit 5;

"Interest Notice"                               a notice to the Administrative Agent specifying the duration of any relevant Interest Period;

"Interest Period(s)"                            period(s) of one, three or six months selected by
                                                the Borrower or, at the Lenders' option, such other period(s) as may be agreed; provided, however, that an Interest Period
                                                of one month may not be selected by the Borrower more than three times in any calendar year;

"Interest Rate Agreements"                      means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar
                                                agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"LIBOR"                                         means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time)
                                                on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers'
                                                Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other
                                                system of the information vendor for the time being designated by the British Bankers' Association to calculate the

                                                BBA Interest Settlement Rate (as defined in the British Bankers'
                                                Association's Recommended Terms and Conditions ("BBAIRS" terms)
                                                dated August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the
                                                Administrative Agent by each of the Reference Banks at the request of the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Majority Lenders"                              means any two or more Lenders whose Commitments exceed fifty percent of the total Commitments;

"Management Committee"                          means the board of managers, management committee
                                                or such other governing body charged with the management of the Borrower under its certificate of formation and/or
                                                operating agreement;

"Margin"                                        1.25% per annum;

"Material Adverse Effect"                       shall mean a material adverse effect on (i) the ability of any
                                                Security Party to perform its obligations to the Creditors under any Security Documents or (ii) the business, property, assets, liabilities,

                                                operations, condition (financial or otherwise) or prospects of the
                                                Borrower and other Security Parties taken as a whole;

"Materials of Environmental                     shall have the meaning ascribed thereto in Section 2.1(o);
Concern"

"Maturity Date"                                 means December 31, 2004;

"Mortgages"                                     the first preferred naval Panamanian mortgages on each
                                                Unit to be executed by the respective Guarantor which is
                                                the registered owner of such Unit in favor of the Security
                                                Trustee pursuant to Section 4.1(d) substantially in the form set out in Exhibit 3;

"Note"                                          means that certain promissory note to be executed by the
                                                Borrower to the order of the Administrative Agent pursuant to
                                                Section 4.1(c), to evidence the Advances substantially in the form set out Exhibit 1;

"Person"                                        means any individual, sole proprietorship, corporation,
                                                partnership (general or limited), limited liability
                                                company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other
                                                unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan"                                          means any employee benefit plan covered by Title IV of ERISA;

"Reference Banks"                               Nederlandse Scheepshypotheek Bank N.V. and MeesPierson N.V.;

"Required Percentage"                           shall have the meaning set forth for such term in Section 9.3;

"Second Unit"                                   the "Chiles Magellan", a LeTourneau designed Super 116
                                                class jackup rig with 350 foot water depth, to be built at the
                                                Builder's Brownsville, Texas yard, and anticipated to be
                                                delivered in October 1999 and registered in the name of the relevant Guarantor under Panamanian flag;

"Security Documents"                            means the Mortgages, the Assignments and any other documents that may be executed as security for the Credit Facility and the
                                                Borrower's obligations in connection therewith;

"Security Party(ies)"                           means the Borrower and each of the Guarantors;

"Subsidiaries"                                  is defined to mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock, membership interests or other equity interests are owned
                                                directly or indirectly by such Person and one or more other
                                                Subsidiaries of such Person;

"Taxes"                                         means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or
                                                assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New
                                                York or any governmental subdivision or

                                                taxing authority of any thereof or by any other
                                                taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the
                                                Borrower or any of the Subsidiaries);

"Total Loss"                                    shall have the meaning ascribed thereto in the Mortgages;

"Trustee"                                       means U.S. Bank Trust National Association; and

"Units"                                         means the First Unit and the Second Unit.

1.2 Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3 All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

2.       REPRESENTATIONS AND WARRANTIES

2.1 In order to induce Creditors to enter into this Agreement and to induce the Lenders to make the Credit Facility available, the Borrower hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Advances hereunder) that:

                  (a) Due Organization and Power. Each Security Party is duly formed and is validly existing in good standing under the laws of its jurisdiction of formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note, the Guaranty and the Security Documents, and has complied with all statutory, regulatory and other requirements applicable to such business and such agreements;

                  (b) Authorization and Consents. All necessary limited liability company action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note, the Guaranty and the Security Documents and, in the case of the Borrower, to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof;

                  (c) Binding Obligations. This Agreement, the Note, the Guaranty and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

                  (d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note, the Guaranty and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of formation or operating agreement (or equivalent instruments) thereof;

                  (e) Litigation. No action, suit or proceeding is currently pending or threatened against any Security Party before any court, board of arbitration or administrative agency;

                  (f) No Default. No Security Party is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

                  (g) Units. Upon delivery of the Units to the Guarantors:

                           (i) each of the Units will be in the sole and absolute ownership of the respective Guarantor as set forth in Schedule 3 and duly registered in such Guarantor's name under Panamanian flag, unencumbered, save and except for the Mortgage recorded against her and as permitted by such Mortgage;

                           (ii) each Unit will be classed in the highest classification and rating for rigs of the same age and type with the respective classification society as set forth in
                                     Schedule 3 without any material outstanding recommendations affecting class;

                           (iii) each Unit will be operationally seaworthy and in every way fit for its intended service; and

                           (iv) each Unit will be insured in accordance with the provisions of the Mortgage thereagainst and the requirements thereof in respect of such insurances will have been complied with;

                  (h) Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

                  (i) Financial Information. Except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Lenders are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since the date of the most recent of such statements, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

                  (j) Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on such Security Party and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

                  (k) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any Security Party or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in such Security Party or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, the Borrower has delivered to the Agent a list of all the employee benefit plans to which each Security Party or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code);

                  (l) Chief Executive Office. The Borrower's chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at 11200 Westheimer, Suite 410, Houston, Texas 77042;

                  (m) Foreign Trade Control Regulations. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

                  (n) Equity Ownership. Each of the Guarantors is a wholly owned direct or indirect Subsidiary of the Borrower. On the first Drawdown Date, the Borrower will not own any shares of capital stock, partnership interest or any other direct or indirect equity interest in any corporation, partnership or other entity except the Guarantors and Chiles Finance;

                  (o) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Lenders (i) the Borrower, each of its Subsidiaries and their Affiliates will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to
(1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") where the failure to so comply could reasonably be expected to have a Material Adverse Effect; (ii) the Borrower, each of its Subsidiaries and their Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted if the failure to so hold or be in compliance could reasonably be expected to have a Material Adverse Effect ; (iii) none of the Borrower, any Subsidiary nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)) which, if adversely determined to the Borrower or any Environmental Affiliate, could reasonably be expected to have a Material Adverse Effect; and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Agent there is no Environmental Claim pending or threatened against the Borrower, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect; and

                  (p) Indenture. On or before the date hereof, the Borrower has delivered to each of the Arrangers a true, correct and complete copy of the Indenture and the Indenture has not been amended or modified in any respect since the date of delivery of such copy thereof to the Arrangers.

                  (q) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Advances and the issuance of the Note to be issued by the Borrower hereunder.

3.       ADVANCES

3.1 (a) Purposes. The Lenders shall make the Advances available to the Borrower for the purpose of (i) partial financing of the construction and acquisition of the Units and (ii) for general working capital purposes.

                  (b) Making of the Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on the Drawdown Dates, make the Advances available through the Administrative Agent to the Borrower in an aggregate amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments. The maximum aggregate amount of all Advances which may be outstanding at any time under this Agreement is the aggregate amount of the Credit Facility, as may be reduced pursuant to Sections 5.3, 9.3 and 9.4. All Advances shall be in a minimum amount of One Million Dollars ($1,000,000) and in multiples thereof until the delivery of the Second Unit and in a minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and in multiples thereof thereafter.

                  (c) Maximum Number of Advances. The maximum number of Advances that may be outstanding at any time under this Agreement shall be six (6).

3.2 Drawdown Notice. The Borrower shall, at least three (3) Banking Days before a Drawdown Date, serve a notice (a "Drawdown Notice") substantially in the form of Exhibit 6 on the Administrative Agent which notice shall (a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, (c) specify the amount of the Advance to be drawn, (d) specify the Banking Day on which the Advance is to be drawn and the initial Interest Period for such Advance, (e) specify the purpose(s) of each Advance,
(f) specify the disbursement instructions and (g) be irrevocable.

3.3 Effect of Drawdown Notices. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on such date, (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the maximum amount then available hereunder pursuant to the terms hereof and (c) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4 Notation of Advances. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Administrative Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

4.       CONDITIONS

4.1 Conditions Precedent to Drawdown of the Initial Advance. The obligation of the Lenders to make the initial Advance available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

                  (a) the Administrative Agent shall have received the following documents in form and substance satisfactory to the Arrangers and their legal advisor:

                             (i) copies, certified as true and complete by an officer of the Borrower, of the resolutions of the Management Committee of the Borrower evidencing approval of this Agreement and the Note and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                            (ii) copies, certified as true and complete by an officer of each Security Party (other than the Borrower), of the resolutions of the Management Committee and member(s) thereof evidencing approval of the Guaranty and those Security Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                           (iii) copies, certified as true and complete by an officer of the Borrower, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower as may be required by the Arrangers), approvals or consents with respect to this Agreement, the Note, the Guaranty and the Security Documents;

                            (iv) copies, certified as true and complete by an officer of the respective Security Party of the certificate of formation and operating agreement (or equivalent instruments) thereof;

                             (v) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding membership interests of each of the other Security Parties and that such membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever;

                            (vi) certificate of the Secretary of each Security Party (other than the Borrower) certifying as to the record ownership of all of its issued and outstanding membership interests; and

                           (vii) certificates of the jurisdiction of formation of each Security Party as to the good standing thereof.

                  (b) the Administrative Agent shall have received evidence satisfactory to the Arrangers and their legal advisor that:

                             (i)       the First Unit is in the sole and
                                       absolute ownership of the relevant
                                       Guarantor as set forth in Schedule 3 and duly provisionally registered in such Guarantor's name under Panamanian flag, unencumbered, save and except for the Mortgage recorded against it and as permitted by such Mortgage;

                            (ii) the First Unit is classed in the highest classification and rating for rigs of the same age and type with the respective classification society as set forth in Schedule 3 without any outstanding recommendations affecting class;

                           (iii) the First Unit shall have been delivered (or due provision reasonably acceptable to the Arrangers shall have been made therefor) to the respective Guarantor set forth on Schedule 2 and such Unit is operationally seaworthy and in every way fit for its intended service; and

                            (iv) the First Unit is insured in accordance with the provisions of the Mortgage on it and the requirements thereof in respect of such insurances have been complied with;

                  (c) the Borrower shall have duly executed and delivered this Agreement and the Note;

                  (d) the Guarantor owning the First Unit shall have duly executed and delivered:

                             (i)       its Guaranty;

                            (ii)       the Mortgage over its Unit;

                           (iii) an Insurances Assignment with respect to its Unit;

                            (iv)       an Earnings Assignment with respect to
                                       its Unit;

                             (v) its Assignment Notices (provided that neither the Security Trustee nor any Lender shall deliver an Assignment Notice to any operator of the Unit or any charterer thereof for a period of twelve
                                       (12) months or less unless an Event of
                                       Default has occurred and is continuing
                                       hereunder); and

                            (vi)       Uniform Commercial Code Financing
                                       Statements for filing with the State of
                                       Texas and Harris County, Texas and in
                                       such other jurisdictions as the Agent may reasonably require;

                  (e) the Administrative Agent shall have received an appraisal, in form and substance satisfactory to the Arrangers, from an independent shipbroker acceptable to the Arrangers as to the current market value (charter free) of the First Unit, which appraisal shall be dated no earlier than two months prior to the date of the initial Advance hereunder;

                  (f) the Administrative Agent shall have received a certificate of an officer of each Guarantor confirming the representations and warranties with respect to solvency set forth in its Guaranty and containing conclusions as to the solvency of such Guarantor;

                  (g) the Arrangers shall be satisfied that neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim which could have a Material Adverse Effect;

                  (h) the Administrative Agent shall have received payment in full of all fees and expenses due to the Agents, the Arranger and the Lenders under Section 13 and the Fee Letter;

                  (i) each Security Party shall have established an operating account with the Security Trustee into which assigned moneys are to be paid;

                  (j) the Administrative Agent shall have received evidence satisfactory to the Arrangers and to their legal advisor that, save for the liens created by the Mortgages and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on any of the Units or on their respective earnings except as permitted hereby or by any of the Security Documents;

                  (k) the Administrative Agent shall have received legal opinions addressed to the Creditors from (i) Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Security Parties, and (ii) Seward & Kissel, special counsel to the Creditors, in each case in such form as the Arrangers may require, as well as such other legal opinions as the Arrangers shall have required as to all or any matters under the laws of the United States of America, the State of Delaware, the State of New York, the State of Texas and the Republic of Panama covering the representations and conditions which are the subjects of Sections 2 and 4.1;

                  (l) the Borrower and/or the Guarantor with respect to the Second Unit shall have executed and delivered an assignment to the Security Trustee of the construction contract and the "builder's risk" insurances in respect of the Second Unit;

                  (m) there having been no Material Adverse Effect since the date hereof.

4.2 Further Conditions Precedent. The obligation of the Lenders to make any Advance available to the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

                  (a) the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 3.2;

                  (b) the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

                  (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

                  (d) the Arrangers being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Agreement, the Note, the Guaranty, the Security Documents or any of them.

4.3 Breakfunding Costs. In the event that, on any date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, advance any Advance prior to the satisfaction of all or any of the conditions referred to elsewhere in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

5        REPAYMENT, REDUCTION AND PREPAYMENT

5.1 Repayment. The Borrower shall repay all outstanding Advances (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date.

5.2 Prepayment; Reborrowing. The Borrower may prepay, upon five (5) Banking Days written notice, any outstanding Advance or any portion thereof, without penalty, provided that such prepayment is made on the last day of the Interest Period of such Advance. Each prepayment shall be in a minimum amount of One Million Dollars ($1,000,000) plus any One Million Dollar ($1,000,000) multiples thereof or the full amount of the Advance. Subject to the limits and upon the conditions herein provided, the Borrower may from time to time prepay the Advances and thereafter re-borrow such Advances or a portion thereof.

5.3 Optional Permanent Reduction of Credit Facility. The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent reduction in the Credit Facility, provided (a) that the Administrative Agent receives five (5) Banking Days prior written notice of such request and
(b), in the case of drawn amounts under the Credit Facility, that such requested reduction occurs on the last day of the applicable Interest Period(s). Each such partial permanent reduction shall be equal to or shall exceed Two Million Five Hundred Thousand Dollars ($2,500,000) and multiples thereof.

5.4 Interest and Costs with Prepayments. Any prepayment of the Advances made hereunder shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Advances or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

6.       INTEREST AND RATE

6.1 Applicable Rate; Default Rate. Each Advance shall bear interest at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) LIBOR for the relevant Interest Period plus (b) the Margin. The Applicable Rate with respect to each Advance shall be determined by the Administrative Agent two Banking Days prior to the first day of the relevant Interest Period and the Borrower shall be promptly notified in writing thereof, such determination of each such Applicable Rate, absent manifest error, to be conclusive and binding upon the Borrower. Any amounts due under this Agreement not paid when due, whether by acceleration or otherwise, shall bear interest thereafter until paid at a rate per annum of two percent (2%) over the Applicable Rate in effect with respect to such payment at the time of such default (the "Default Rate").

6.2 Interest Periods. With respect to each Advance, the Borrower may select Interest Periods of one, three or six months. The Borrower shall give the Administrative Agent an Interest Notice specifying the Interest Period selected at least three (3) Banking Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless the Administrative Agent is satisfied that the necessary funds will be available to the Lenders for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

6.3 Interest Payments. Accrued interest on each Advance shall be payable in arrears on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

6.4 Payment on Banking Day. If interest would, under Section 6.3, be payable on a day which is not Banking Day, it shall then be payable on the next following Banking Day unless such next following Banking Day falls in the following calendar month, in which case interest shall be payable on the immediately preceding Banking Day.

6.5 Calculation of Interest. All interest shall accrue and be calculated on the actual number of days lapsed and on the basis of a three hundred sixty (360) day year.

7.       PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Administrative Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 3 Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Proof of Withholding. Each Lender and any transferee, assignee or participation holder (a "Transferee") that is not incorporated under the laws of the United States of America or a State thereof agrees that, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lenders hereunder, such Lenders will deliver to the Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that the Lender or Transferee is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes and (ii) a United States Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Such Lender or Transferee which delivers to the Borrower a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower two further copies of said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered thereby to the Borrower and such extensions or renewals thereof as may reasonably be requested by the Borrower certifying in the case of a Form 1001 or 4224 that such Lender or such Transferee is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States Federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or such Transferee from duly completing and delivering any such letter or form with respect to it, and such Lender or such Transferee advised the Borrower that it is not capable of (i) receiving payments without any deduction or withholding of United States Federal income tax, and (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

7.3 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid, then such Lender shall reimburse the Borrower for the amount of the credit so obtained.

8.       EVENTS OF DEFAULT

8.1 In the event that any of the following events shall occur and be continuing:

                  (a) Non-Payment of Principal. Any payment of principal due on the Maturity Date is not paid on the Maturity Date or is not prepaid in connection with any reduction of the Credit Facility pursuant to Sections 5.3,
9.3 or 9.4 when required thereby; or

                  (b) Non-Payment of Interest or Other Amounts. Any interest on any Advance or any other amount becoming payable to any Creditor under this Agreement, under the Note, under the Guaranty or under any of the Security Documents is not paid within three (3) Banking Days of the due date or date of demand (as the case may be); or

                  (c) Representations. Any representation, warranty or other statement made by the Borrower in this Agreement or by any Security Party in the Guaranty or in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed; or

                  (d) Mortgage. There is an event of default under either Mortgage; or

                  (e) Covenants. Any Security Party defaults in the due and punctual observance or performance of any other term, covenant or agreement contained in the Indenture, this Agreement, in the Note, in the Guaranty, in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or it becomes impossible or unlawful for any Security Party to fulfill any such term, covenant or agreement or there occurs any other event which constitutes a default under this Agreement, under the Note, under the Guaranty or under any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default, impossibility and/or unlawfulness, in the reasonable opinion of the Majority Lenders, could have a material adverse effect on the Lenders' rights hereunder, under the Note, under the Guaranty and/or under the Security Documents or on the Lenders' right to enforce this Agreement, the Note, the Guaranty and/or the Security Documents and such default is not cured by the Borrower within thirty (30) days of the occurrence of such default; or

                  (f) Indebtedness. Any Security Party, any Subsidiary or any Affiliate shall default in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in the outstanding principal amount equal to or exceeding One Million Dollars ($1,000,000) or such Indebtedness or indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party, Subsidiary or Affiliate, as the case may be, shall set aside on its books adequate reserves with respect thereto; provided, however, that the provisions of this paragraph
(f) shall not apply to any indebtedness of the Borrower which is non-recourse to the Borrower, any Security Party or any Unit; or

                  (g) Indenture Default. An event of default under the Indenture shall have occurred and be continuing;

                  (h) Equity Ownership. The Borrower shall cease to own (except as otherwise expressly permitted by this Agreement), directly or indirectly, one hundred percent (100%) of any of the other Security Parties, and in any such case the Majority Lenders have not prior thereto consented in writing to such change; or

                  (i) Bankruptcy. The Borrower or any Affiliate commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

                  (j) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated (subject to the provisions hereof and of the Security Documents respecting in rem proceedings); or

                  (k) Judgments. Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Note, the Guaranty or any of the Security Documents; or

                  (l) Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of any Security Party; or

                  (m) Change in Control. A Change of Control shall occur with respect to the Borrower;

then the Lenders' obligation to make any Advance available shall cease and the Administrative Agent on the instructions of the Majority Lenders may, by notice to the Borrower, declare the entire unpaid balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (i) or (l) of this Section 8.1 with respect to the Borrower, the Note shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Lenders (or the Security Trustee acting at the direction of the Lenders) may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note, in the Guaranty or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of the Guaranty or any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lenders hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Lender and every other claim of the Borrower then or thereafter against any of the Lenders. Notwithstanding anything herein to the contrary, upon the occurrence of an event which with the giving of notice or the passage of time or both would constitute an Event of Default, the Lenders will grant the note holders under the Indenture and/or the Borrower a one time only opportunity to cure such default expiring on the earlier of (i) the date which is 60 days from and after the date on which the Administrative Agent shall give the Trustee and the Borrower written notice of such default, and (ii) the Administrative Agent's receipt of written notice from the Trustee indicating that such note holders do not wish to exercise such cure right; provided, however, that such cure period shall not be applicable if (i) the Borrower defaults under any other Indebtedness and the holder thereof takes steps to enforce same, (ii) any party seeks to enforce any in rem claim against either Unit which is not released within five (5) days by posting of appropriate security or otherwise, or (iii) the Borrower or either Guarantor becomes the subject of a bankruptcy proceeding.

8.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Creditors harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Advances, interest accrued thereon or any other amount payable hereunder, under the Note, under the Guaranty or under any Security Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Advances or any portion thereof. Any Lenders' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Creditors under or pursuant to this Agreement, the Note, the Guaranty or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Administrative Agent in the following manner:

                   (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note, under the Guaranty and under any of the Security Documents,

                   (b) secondly, in or towards payment of any interest owing in respect of the Advances,

                   (c) thirdly, in or towards repayment of principal owing in respect of the Advances,

                   (d) fourthly, in or towards payment of all other sums which may be owing to the Creditors under this Agreement, under the Note, under the Fee Letter, under the Guaranty or under any of the Security Documents, and

                   (e) fifthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

9.       COVENANTS

9.1 The Borrower hereby covenants and undertakes with the Creditors that, from and after the date of the initial Advance hereunder (except with respect to clause A.(iv) which shall be effective from the date hereof) and as a precondition thereto and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note, under the Guaranty or under any of the Security Documents:

                  A. The Borrower will, and will procure that each other Security Party will:

                        (i) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Creditors) of, the terms of this Agreement, the Note, the Guaranty and the Security Documents;

                       (ii) Notice of Default, Etc. Promptly upon obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Unit's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect on its ability, or the ability of any of the Security Parties, to perform its obligations under this Agreement, under the Note, under the Guaranty and/or under any of the Security Documents;

                      (iii) Obtain Consents.  Without prejudice to
Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be required for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note, under the Guaranty and under the Security Documents;

                       (iv) Financial Information. At the expense of the Borrower, deliver to the Administrative Agent in a sufficient number of copies for distribution by the Administrative Agent to the Lenders:

                        (a) as soon as available but not later than
                            ninety (90) days after the end of each
                            fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its

                            Subsidiaries (together with a Compliance
                            Certificate), all in reasonable detail,
                            which shall include at least the
                            consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;

                        (b) as soon as available but not less than
                            forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                        (c) within ten (10) days of the filing thereof,
                            copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority;

                        (d) promptly upon the mailing thereof to the
                            Trustee, copies of all financial statements, reports, notices and other communications provided thereto; and

                        (e) such other statements (including, without
                            limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Administrative Agent may from time to time reasonably request;

                        (v) Existence. Do or cause to be done, and procure that each other Security Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its limited liability company existence, and all licenses, franchises, permits and assets necessary to the conduct of its business;

                       (vi) Books and Records. Keep, and cause each other Security Party to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP throughout the Credit Facility Period;

                      (vii) Taxes and Assessments. Pay and discharge, and cause each other Security Party to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

                     (viii) Inspection. Allow, and cause each other Security Party to allow, any representative or representatives designated by any Lender, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lenders reasonably request;

                       (ix) Compliance with Statutes, etc. Do or cause to be done, and cause each other Security Party to do and cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Borrower or such other Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                        (x) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliates: (a) its receipt or the receipt by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party of any written communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any other Security Party or against any Environmental Affiliates of the Borrower or any other Security Party, if such Environmental Claim could reasonably be expected to have a

Material Adverse Effect. Upon the written request by the Administrative Agent, it will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

                      (xi)  ERISA.  Forthwith upon learning of the
occurrence of any material liability of the any Security Party or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any Security Party or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Administrative Agent written notice thereof;

                      (xii) Delivery of Second Unit. Contemporaneous with the delivery of the Second Unit by the Builder, cause the owner thereof to register the same under Panamanian flag in its name and cause such owner, as a Guarantor, to execute and deliver:

                           (a) its Guaranty;

                           (b) the Mortgage over its Unit;

                           (c) an Insurances Assignment with respect to its
                               Unit;

                           (d) an Earnings Assignment with respect to its
                               Unit;

                           (e) its Assignment Notices; and

                           (f) Uniform Commercial Code Financing Statements
                               for filing with the State of Texas and
                               Harris County, Texas and in such other
                               jurisdictions as the Arrangers may
                               reasonably require; and

                     (xiii) Permanent Registration. Within ninety (90) days of the date of delivery of each Unit to a Guarantor and its provisional registration under Panamanian flag, cause the same to be permanently registered under such flag and the Mortgage thereon to be permanently recorded and deliver to the Administrative Agent a favorable opinion, in form and substance satisfactory to the Arrangers, of Panamanian counsel satisfactory to the Arrangers with respect thereto; and

                      (xiv) Brokerage Commissions, etc. The Borrower agrees to indemnify and hold the Creditors harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby.

                  B. The Borrower will not, and will procure that each Security Party will not, without the prior written consent of the Arrangers (or the Majority Lenders or all of the Lenders if required by Section 15.7 hereof):

                        (i) Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral except:

                             (a)     liens for taxes not yet payable for
                             which adequate reserves have been
                             maintained;

                             (b)     the Mortgages, the Assignments and
                             other liens in favor of the Security
                             Trustee;

                             (c) liens, charges and encumbrances against their respective Units permitted to exist under the terms of the Mortgages;

                             (d) pledges of certificates of deposit or other cash collateral securing any Security Party's reimbursement obligations in connection with letters of credit now or hereafter issued for the account of such Security Party in connection with the establishment of the financial responsibility of the Security Parties under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

                             (e) pledges or deposits to secure
                             obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which the Borrower or any of the Guarantors is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

                             (f) other liens, charges and encumbrances incidental to the conduct of the business of each such party, the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

                       (ii) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

                      (iii)  Sale or Pledge of Membership Interests.
Sell, assign, transfer, pledge or otherwise convey or dispose of any of the direct or indirect membership interests (including by way of spin-off, installment sale or otherwise) of any Guarantor;

                       (iv) Sale of Assets. Sell, or otherwise dispose of, any Unit or any other asset (including way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole including without limitation, any material foreign Subsidiary or foreign assets or interest in an Affiliate;

                        (v) Changes in Offices or Names. Change the location of the chief executive office of any Security Party, the office of the chief place of business any such parties, the office of the Security Parties in which the records relating to the earnings or insurances of the Units are kept unless the Administrative Agent shall have received sixty (60) days prior written notice of such change;

                       (vi) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it; and

                      (vii) Limitation on Restricted Payments. In the case of the Borrower, directly or indirectly declare or pay any dividend or make any distribution on its membership interests (such payments being defined as "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) an Event of Default shall have occurred and be continuing or (B) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) would exceed fifty percent (50%) of the aggregate amount of the consolidated net income of the Borrower and its consolidated Subsidiaries for the fiscal year ended immediately prior to the fiscal year in which such proposed Restricted Payment is to be made determined in accordance with GAAP; provided, however, that the provisions of this clause (vii) shall not prohibit any distributions to the members of the Borrower in respect of taxes in accordance with and subject to the provisions of the Indenture.

                     (viii) Limitation on Call of Notes. Exercise its right to call the notes issued pursuant to the Indenture.

                       (ix) Amendment of Indenture. Make or consent to any material amendment, change or modification of the Indenture.

                  C. The Borrower will procure that no Guarantor will:

                        (i)  Loans and Advances.  Make any loans or
advances to, or any investments in, any person, firm, corporation, joint venture or other entity (including, without limitation, any loan or advance to any officer, director, member, stockholder, employee or customer of any company affiliated with any Security Party) except for advances and investments in the normal course of its business and loans or advances to any Security Party and any directly or indirectly wholly owned Subsidiary of the Borrower;

                       (ii) Guarantees, etc. Assume, guarantee or (other than in the ordinary course of its business) endorse or otherwise become liable, in connection with any obligation of any person, firm, company or other entity except for (A) guaranties in favor of the Lenders or the Security Trustee on behalf of the Lenders, (B) guaranties in favor of the note holders under the Indenture, and (C) any guaranties existing on or before the date hereof and reflected in the financial reports of the Borrower and its Subsidiaries previously delivered to the Agent, the Security Trustee and the Lenders;

                      (iii) Use of Corporate Funds. Pay out any funds to any company or person except (a) in the ordinary course of business in connection with the management of the business of the Borrower and its Subsidiaries, including the operation and/or repair of the Units and other vessels owned or operated by such parties and (b) the servicing of the Indebtedness permitted hereunder (but excluding, any prepayments of any Indebtedness other than the Advances);

                       (iv) Issuance of Membership Interests. Issue or dispose of any shares of its own membership interests to any person other than the Borrower; or

9.2 Unit Valuation. In the event that the Arrangers shall have determined in their sole discretion that the value of the Units shall have materially decreased, the Borrower shall obtain, at the Borrower's cost, a valuation of the Units, charter-free, in Dollars from an independent shipbroker selected by the Arrangers. In the event the

Borrower fails or refuses to obtain the valuation requested pursuant to this
Section 9.2 within ten (10) days of the Arrangers' request therefor, the Arrangers shall be authorized to obtain such valuation, at the Borrower's cost, from an independent shipbroker selected by the Arrangers, which valuation shall be deemed the equivalent of valuation duly obtained by the Borrower pursuant to this Section 9.2, but the Arrangers' actions in doing so shall not excuse any default of the Borrower under this Section 9.2.

9.3 Asset Maintenance. If at any time following the Drawdown Date of the initial Advance, the aggregate FMV of the Units then mortgaged to the Security Trustee (based upon the valuations obtained pursuant to Section 9.2) (together with the value of any additional collateral theretofore provided under this Section) is less than one hundred thirty percent (130%) of the Credit Facility Balance (such percentage herein called the "Required Percentage"), the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Administrative Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (a) deliver to the Security Trustee, upon the Administrative Agent's request, such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to restore compliance with the Required Percentage or (b) the Lenders shall reduce their Commitments hereunder and the Borrower shall, if necessary, prepay such Advances or part thereof (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the FMV of the Units then mortgaged to the Security Trustee being not less than the Required Percentage.

9.4 Reduction of Collateral. (a) In the event of the Total Loss of a Unit or the sale by a Guarantor of its Unit, upon such Total Loss or prior to or simultaneously with such sale the Credit Facility shall, on the date of the Total Loss or sale, be reduced by $12,500,000, provided, however, that, if the FMV of the remaining Unit then mortgaged to the Security Trustee is less than 200% of the maximum amount then available under the Credit Facility, after giving effect to the reduction as aforesaid, the Credit Facility shall be reduced by the amount of such shortfall divided by two (2), and, the Borrower shall, if necessary, prepay such Advances or part thereof (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as required so that the principal amount thereof does not exceed the reduced available Commitments.

                  (b) Unless otherwise agreed by the Lenders, any sale of a Unit shall be for cash and shall not be subject to any contingencies.

                  (c) In the event of a sale or Total Loss of Unit as contemplated by this Section 9.4, the Creditors agree to release the relevant Guarantor from its obligations under the Guaranty and the Security Documents in respect of its Unit upon the reduction of Commitment provided for in Section 9.4(a) or the substitution of a Unit as provided for in Section 9.4(b).

9.5 Inspection and Survey Reports. If the Lenders shall so request, the Borrowers shall provide the Lenders with copies of all internally generated inspection or survey reports on the Units.

10.       ASSIGNMENT.

                  This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Creditors and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Credit Facility to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower and the Arrangers, not to be unreasonably withheld, to any other bank or financial institution, and such Lender shall forthwith give notice of any such assignment or participation to the Borrower; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by the Administrative Agent or any Lender to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

11.      ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Administrative Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Advances advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Advances to the Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 11.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Advances, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Advances available from another jurisdiction or otherwise restructuring such portion of the Credit Facility on a basis which is not unlawful.

11.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

                   (i) subject any Lender to any Taxes with respect to its income from the Credit Facility, or any part thereof, or

                  (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Credit Facility may be payable), or

                 (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

                  (iv) impose on any Lender any other condition affecting the Credit Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

                  (a) the Lender shall notify the Administrative Agent and the Borrower of the happening of such event, and

                  (b) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction, provided, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under
                           Section 10.

11.3 Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any Advance for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrower. The Borrower and the Agents shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Agents are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Agents shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Lenders (as certified by each Lender) of funding such Advance. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

11.4 Lender's Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.5 Compensation for Losses. Where any Advance or a portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.

12.       CURRENCY INDEMNITY

12.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement, the Note, the Guaranty or any of the Security Documents then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note, the Guaranty and/or any of the Security Documents.

12.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note, the Guaranty and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

12.3 Additional Debt Due. Any amount due from the Borrower under Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note, the Guaranty and/or any of the Security Documents.

12.4. Rate of Exchange. The term "rate of exchange" in this Section 12 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13       FEES AND EXPENSES

13.1 Commitment Fee. The Borrower shall pay to the Administrative Agent on behalf of the Lenders a fee in the amount of (i) .25% per annum on the available but undrawn amount of the Credit Facility from the date hereof through the initial Drawdown Date and (ii) .50% per annum thereafter, in each case quarterly in arrears from the date hereof. Such fee shall accrue from day-to-day and be calculated on the actual number of days elapsed and a three hundred sixty (360) day year.

13.2 Agency Fee. The Borrower shall pay to the Agents an annual agency fee of $10,000 payable upon the signing of this Agreement and annually thereafter, which agency fee shall be shared equally by the Agents.

13.3 Arrangement Fee. The Borrower shall pay to the Arrangers an arrangement fee equal to .50% of the Facility, such arrangement fee to be divided evenly between the Arrangers and payable upon signing of this Agreement.

13.4 Other Fees. The Borrower shall pay such other fees to the Agents as the parties have agreed pursuant to the Fee Letter.

13.5 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Creditors for their payment of, the reasonable expenses of the Agents, the Security Trustee, the Arrangers and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' (the Security Trustee's, the Arrangers' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents', the Security Trustee's, the Arrangers' and the Lenders' priorities under the documentation executed and delivered in connection therewith), including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agent's counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents, the Security Trustee or the Arrangers in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note, the Guaranty and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agents, the Security Trustee, the Arrangers and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents, the Security Trustee, the Arrangers or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents, the Security Trustee, the Arrangers or the Lenders, at their sole discretion, chooses to make such payment).

14        APPLICABLE LAW, JURISDICTION AND WAIVER

14.1 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.2 JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY ANY OF THE LENDERS, THE AGENTS, THE SECURITY TRUSTEE OR THE ARRANGERS UNDER THIS AGREEMENT OR UNDER ANY DOCUMENT DELIVERED HEREUNDER AND HEREBY IRREVOCABLY AGREES THAT VALID SERVICE OF SUMMONS OR OTHER LEGAL PROCESS ON IT MAY BE EFFECTED BY SERVING A COPY OF THE SUMMONS AND OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING ON THE BORROWER BY MAILING OR DELIVERING THE SAME BY HAND TO THE BORROWER AT THE ADDRESS INDICATED FOR NOTICES IN SECTION
16.1. THE SERVICE, AS HEREIN PROVIDED, OF SUCH SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE DEEMED PERSONAL SERVICE AND ACCEPTED BY THE BORROWER AS SUCH, AND SHALL BE LEGAL AND BINDING UPON THE BORROWER FOR ALL THE PURPOSES OF ANY SUCH ACTION OR PROCEEDING. FINAL JUDGMENT (A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OF THE BORROWER TO THE CREDITORS) AGAINST THE BORROWER IN ANY SUCH LEGAL ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT. THE BORROWER WILL ADVISE THE ADMINISTRATIVE AGENT PROMPTLY OF ANY CHANGE OF ADDRESS FOR THE PURPOSE OF SERVICE OF PROCESS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE CREDITORS MAY BRING ANY LEGAL ACTION OR PROCEEDING IN ANY OTHER APPROPRIATE JURISDICTION.

14.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES AND THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED

WITH THIS AGREEMENT, THE NOTE, THE GUARANTY OR THE SECURITY DOCUMENTS.

15.      THE AGENTS

15.1 (a) Appointment of Agents. Each of the Lenders hereby irrevocably appoints and authorizes each Agent (which for purposes of this Section 15 shall be deemed to include the Security Trustee pursuant to Section 15.1(b)) to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note, the Guaranty and the Security Documents as are delegated to such Agent by the terms hereof and thereof. No Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note, the Guaranty or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

                  (b) Appointment of Security Trustee. Each of the Creditors irrevocably appoints the Security Trustee as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Creditors or any of them or for the benefit thereof under or pursuant to this Agreement, the Note, the Guaranty or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Creditor in the Agreement, the Note, the Guaranty or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Creditor or any agent of any Creditor or received or recovered by any Creditor or any agent of any Creditor pursuant to, or in connection with, this Agreement, the Note, the Guaranty or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Creditor or any agent of any Creditor in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment.

15.2 Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrower or any other Security Party for the account of the Creditors, or any of them, whether of principal or interest on the Note, commissions, fee under Section 13.1 or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment to the Creditors according to their respective interest therein, in each case to be applied according to the terms of this Agreement.

15.3 Holder of Interest in Note. The Administrative Agent may treat each Lender as the holder of all of the interest of such Lender in the Note.

15.4 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Guaranty, the Note, the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with the Note, the Guaranty or any Security Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.5 Agents as Lenders. With respect to that portion of the Advances made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include such Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties as if it were not an Agent.

15.6 (a) Obligations of Agents. The obligations of each Agent under this Agreement, under the Note, under the Guaranty and under the Security Documents are only those expressly set forth herein and therein.

     (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note, the Guaranty or any Security Document by any Security Party.

15.7 (a) Discretion of Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Note, the Guaranty and the Security Documents, unless such Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that such Agent shall not be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

         (b) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Note, under the Guaranty or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders. Neither this Agreement nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected hereby, (i) extend the Credit Facility Period, or reduce the rate or extend the time of payment of principal or interest or fees thereon, or reduce the principal amount of the Advances, (ii) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or any mandatory repayment of Advances shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.7, (iv) amend the definition of Majority Lenders,
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision relating to the maintenance of collateral under Section 9.3. All amendments approved by the Majority Lenders under this Section 15.7 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Administrative Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 15 or any other provisions relating to the Agents may be modified without the consent of the Agents.

15.8 Assumption re Event of Default. Except as otherwise provided in Section 15.14, the Administrative Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Administrative Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note, under the Guaranty and under Security Documents as the Majority Lenders shall request in writing.

15.9 No Liability of Agents or Lenders. Neither the Agents nor any of the Lenders shall be under any liability or responsibility whatsoever:

         (A) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

         (B) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement, under the Note, under the Guaranty or under the Security Documents; or

         (C) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in the Guaranty, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Note, the Guaranty, any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.10 Indemnification of Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement, the Note, the Guaranty or any Security Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Note, the Guaranty or any Security Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

15.11 Consultation with Counsel. Each Agent may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.12 Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving sixty (60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor

Administrative Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Administrative Agent's resignation as Administrative Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Administrative Agent.

15.13 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agents that:

         (i) In making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agents; and

         (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.14 Notification of Event of Default. The Administrative Agent hereby undertakes to promptly notify the Lenders, and each Lender hereby promptly undertakes to notify the Administrative Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Administrative Agent or any Lender has actual knowledge.

16.       NOTICES AND DEMANDS

16.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or telecopy number set forth below and to the Lenders, the Agents and the Security Trustee at their address and telecopy number set forth in
Schedule 1 or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

         If to the Borrower:

                           11200 Westheimer, Suite 410
                           Houston, Texas 77042-3227
                           Telecopy No. (713) 339-3888

17.       MISCELLANEOUS

17.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement, the Note, the Guaranty or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.

17.4 Further Assurances. The Borrower agrees that if this Agreement, the Note, the Guaranty or any Security Document shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order more effectively to accomplish the purposes of this Agreement, the Note, the Guaranty or any Security Document.

17.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties and/or the Creditors are parties, which alone fully and completely express the agreements between the Security Parties and the Creditors.


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


17.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement and cannot be amended other than by written agreement signed by all such parties.

17.7 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Creditor, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party (or any charterer or other operator of any Unit) of any applicable Environmental Law,
(b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Creditor or any of their respective successors or assigns) and (3) the breach of any representation, warranty or covenant set forth in Sections 2.1 (o) or 9.1A.(x). The foregoing indemnity shall not apply to any claim, including, without limitation, Environmental Claims, arising out of the operation of the Unit by any Creditor or any agent or contractor thereof. If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 17.7 shall survive the termination of this Agreement and the repayment to the Creditors of all amounts owing thereto under or in connection herewith.

17.8 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.


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


                  IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                      CHILES OFFSHORE LLC


                                      By: [Illegible]
                                         -----------------------------------
                                         Name: [Illegible]
                                         Title:



                                      NEDERLANDSE SCHEEPSHYPOTHEEK BANK N.V.,
                                       Arranger, Documentation Agent, Security
                                       Trustee and Lender


                                      By: /s/ Lawrence Rutkowski
                                         -----------------------------------
                                         Name: Lawrence Rutkowski
                                         Title: Attorney-in-fact

                                      MEESPIERSON CAPITAL CORP.,
                                       Arranger, Administrative Agent and Lender


                                      By: /s/ Lawrence Rutkowski
                                         -----------------------------------
                                         Name: Lawrence Rutkowski
                                         Title: Attorney-in-fact



                                      By: [Illegible]
                                         -----------------------------------
                                         Name: [Illegible]
                                         Title:


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